                                                                    EXHIBIT  8.1

                      Organisation Chart of Nam Tai Group

                           NAM TAI ELECTRONICS, INC.
             (Incorporated in the British Virgin Islands & listed on
                     the New York Stock Exchange in the USA)

NAM TAI GROUP MANAGEMENT LIMITED (Incorporated in Hong Kong)

NAM TAI INVESTMENTS CONSULTANT (MACAO COMMERCIAL OFFSHORE) COMPANY LIMITED (Incorporated in Macau)

J.I.C. TECHNOLOGY COMPANY LIMITED (Incorporated in the Cayman Islands & listed on Main Board of Hong Kong Stock Exchange under the symbol <987>)

J.I.C. ENTERPRISES (HONG KONG) LIMITED (Incorporated in Hong Kong)

JET UP ELECTRONIC (SHENZHEN) CO. LTD. (Incorporated in the PRC)

NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED (Incorporated in the Cayman Islands)

NAM TAI ELECTRONIC (SHENZHEN) CO. LTD. (Incorporated in the PRC)

NAM TAI TELECOM (CAYMAN) COMPANY LIMITED (Incorporated in the Cayman Islands)

ZASTRON ELECTRONIC (SHENZHEN) CO. LTD. (Incorporated in the PRC)

NAM TEK SOFTWARE DEVELOPMENT COMPANY LIMITED (Incorporated in the Cayman
Islands)

NAM TEK JAPAN COMPANY LIMITED (Incorporated in Japan)

SHENZHEN NAM TEK COMPANY LIMITED (Incorporated in the PRC)

SHANGHAI REPRESENTATIVE OFFICE

(1). NTEL holds ?? indirect 3.033% interest in Huizhou TCL Mobile Communication Co. Ltd. through holding of a 72.22% interest in Mate Fair Group Limited.

     -NTEL holds 25% interest in Alpha Star Investments Limited which is the ultimate holding company of the Hong Kong based JCT Wireless Technology Co. Ltd.

(2). NTEL holds 74.86% issued ordinary share capital and 423,320,000 preference shares of J.I.C. Technology Company Limited ("JIC Technology"). NTEL will hold 88.39% of enlarged share capital in JIC Technology after conversion in full of the preference shares.

(3). JIC Technology holds 5.36% interest in Magic Infomedia Technology Limited

(4). Nam tai Electronic (Shenzhen) Co. Ltd. holds 6% interest in TCL
     Corporation

(5). 20% interest in Nam tek Software Development Company Limited is held by Asano Company Limited

Note

a) The two Hong Kong subsidiaries, Nam Tai Electronic & Electrical Products Limited and Nam Tai Telecom (Hong Kong) Company Limited have ceased to be the operating subsidiaries of the Company and are now ??.

b)   J.I.C. Electronics Company Limited has been de-registered on 19 December
     2003

c)   J.I.C. Group (B.V.I.) Limited will be dissolved

                       Organisation Chart of Nam Tai Group

                           NAM TAI ELECTRONICS, INC.
            (Incorporated in the British Virgin Islands & listed on
                    the New York Stock Exchange in the USA)

J.I.C. TECHNOLOGY COMPANY LIMITED (2) (Incorporated in the Cayman Islands & listed on Main Board of Hong Kong Stock Exchange <987>)

J.I.C. ENTERPRISES (HONG KONG) LIMITED (Incorporated in Hong Kong)

JETUP ELECTRONIC (SHENZHEN) CO. LTD. (Incorporated in the PRC)

NAM TAI GROUP MANAGEMENT LIMITED (Incorporated in Hong Kong)

NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED (Incorporated in the Cayman Islands)

NAM TAI ELECTRONIC (SHENZHEN) CO. LTD. (4) (Incorporated in the PRC)

NAM TAI TELECOM (CAYMAN) COMPANY LIMITED (Incorporated in the Cayman Islands)

ZASTRON ELECTRONIC (SHENZHEN) CO. LTD. (Incorporated in the PRC)

NAM TAI INVESTMENTS CONSULTANT (MACAO COMMERCIAL OFFSHORE) COMPANY LIMITED (Incorporated in Macau)

NAM TEK SOFTWARE DEVELOPMENT COMPANY LIMITED (5)(Incorporated in the Cayman Islands)

NAM TEK JAPAN COMPANY LIMITED (Incorporated in Japan)

SHENZHEN NAM TEK COMPANY LIMITED (Incorporated in the PRC)

SHANGHAI REPRESENTATIVE OFFICE

(1). NTEL holds an indirect 3.033% interest in Huizhou TCL Mobile Communication Co. Ltd. through holding of a 72.22% interest in Mate Fair Group Limited.

     -NTEL holds 25% interest in Alpha Star Investments Limited which is the ultimate holding company of the Hong Kong based JCT Wireless Technology Co. Ltd.

(2). NTEL holds 74.86% issued ordinary share capital and 423,320,000 preference shares of ?? Technology Company Limited ("JIC Technology"). NTEL will hold 88.39% of enlarged share capital in JIC Technology after conversion in full of the preference shares.

(3). JIC Technology holds 5.36% interest in Magic Infomedia Technology Limited

(4). Nam tai Electronic (Shenzhen) Co. Ltd. holds 6% interest in TCL
     Corporation

(5). 20% interest in Nam tek Software Development Company Limited is held by Asano Company Limited

Note:

1. The two Hong Kong subsidiaries, Nam Tai Electronic & Electrical Products Limited and Nam Tai Telecom (Hong Kong) Company Limited have ceased to be the operating subsidiaries of the Company and are now ??.

2.   J.I.C. Electronics Company Limited has been de-registered on 19 December
     2003

3.   J.I.C. Group (B.V.I.) Limited will be dissolved

     Our significant operating entities are described below:

JIC Technology Company Limited

     JIC Technology Company Limited was formed in the Cayman Islands in June 2002 in connection with a reverse merger with Albatronics, of which we owned slightly more than 50% of the outstanding capital stock. JIC Technology Company Limited is listed on the Hong Kong Stock Exchange. We currently hold 74.86% of the ordinary shares of JIC Technology Company Limited, and upon conversion of the preference shares we own, we would own approximately 88.39% of JIC Technology Company Limited.

J.I.C. Enterprises (Hong Kong) Ltd.

     JIC Enterprises, incorporated in Hong Kong, was established in 1983 and has been in the LCD business for almost 20 years. Originally a small trading company for LCD panels and electronics products, JIC Enterprises is now strategically focused on the sales and marketing of LCD panels and is responsible for customer relationship development.

Jetup Electronic (Shenzhen) Co., Ltd.

     Jetup Electronic was incorporated in 1993 in China and handles the manufacturing and processing works of LCD panels through its factory plants in Baoan County, Shenzhen.

Nam Tai Investments Consultant (Macao Commercial Offshore) Company Limited

     Nam Tai Macao was established in August 2003 in Macao, China as our PRC headquarters, due to our continuous increase in investment in China. Macao, like Hong Kong, is a special region of China and has recently introduced an incentive program to attract investment in Macau. It's principal is provision of management and sales co-ordination and marketing services to other group companies.

                                       29